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Exhibit 99.1

               SECOND AMENDED AND RESTATED TRUST AGREEMENT FOR THE
            BENEFIT OF THE SHAREHOLDERS OF MEGA-C POWER CORPORATION

         This Second Amended and Restated Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation (the "SAT Agreement"), dated as of this 21st day of November, 2006, by and between Axion Power International, Inc., as grantor, Sally Fonner, as Trustee of the Trust for the Benefit of the Shareholders of Mega-C Power Corporation (the "Shareholders Trust") and William
N. Noall, in his capacity as Chapter 11 Trustee for Mega-C Power Corporation ("Noall" or "Chapter 11 Trustee"), is entered solely to facilitate the implementation of (a) the Second Plan of Reorganization filed with the Bankruptcy Court (as defined below) in the Bankruptcy Case (as defined below) on November 1, 2006, for Mega-C Power Corporation Jointly Proposed by William N. Noall, Chapter 11 Trustee, Axion Power International, Inc., Axion Power Corporation; Robert Averill, Joseph Picirrilli, Canadian Consultants Bureau, LLC, James Smith, James Eagan, Joseph Souccar, Glenn Patterson, Igor Filipenko, Ron Bibace, Kirk Tierney and Thomas Granville (the "Plan") that provides for this amendment of the Shareholders Trust and the preservation and distribution of Trust Assets (as defined below) by the Trustee, all for the benefit of the holders of Allowed Equity Securities as defined in the Plan (collectively, the "Beneficiaries"); and (b) the investigation, prosecution and/or compromise of objections or other contests to Claims and Equity Securities, as well as prosecution, settlement or waiver as the successor to and representative of the Debtor's bankruptcy estate of any and all Litigation Claims, claims and causes of action that are or become part of the Trust Assets pursuant to the Plan by the Trustee, as successor to and representative of the Debtor's bankruptcy estate in accordance with section 1123(b)(3)(B) of the United States Bankruptcy Code, 11 U.S.C. ss.101-1330, as amended (the "Bankruptcy Code"), as required by the Plan.(1)

         WHEREAS, Axion Power International, Inc., formerly known as Tamboril Cigar Company ("Axion"), as grantor, formed the Shareholders Trust pursuant to the Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated December 31, 2003 (the "Trust Agreement"); and

         WHEREAS, pursuant to a Succession Agreement Pursuant to the Provisions of the Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation, dated March 24, 2004, Sally Fonner ("Fonner") became the successor Trustee of the Shareholders Trust and has continued to serve in that capacity since; and

         WHEREAS, on April 6, 2004, an involuntary petition for relief under chapter 11 of the Bankruptcy Code was filed against Mega-C Power Corporation ("Debtor" or "Mega-C"), a Nevada corporation, in the United States Bankruptcy Court for the District of Nevada ("Bankruptcy Court") as case number BK-N-04-50962-GWZ (the "Bankruptcy Case"); and

         WHEREAS, on May 13, 2004, the Bankruptcy Court entered an order granting Debtor relief under chapter 11 of the Bankruptcy Code; and

         WHEREAS, on February 26, 2005, Axion, as grantor, and Fonner, as trustee, executed the First Amended and Restated Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation (the "Amended Trust Agreement"); and


(1) Terms not otherwise defined in this SAT Agreement shall have the meanings as provided for in the Plan.

         WHEREAS, on March 2, 2005, the Bankruptcy Court entered its Order Approving U.S. Trustee's Appointment of Chapter 11 Trustee, appointing Noall as the Chapter 11 Trustee of the Debtor's case; and

         WHEREAS, on February 1, 2006, the Bankruptcy Court entered its Order Approving Motion to Approve Settlement Agreement With Axion Et Al. Pursuant to Fed. R. Bankr. Pro. 9019; and

         WHEREAS, the Plan was confirmed by the Bankruptcy Court on November 8, 2006 in accordance with the Order Confirming Plan of Reorganization for Mega-C Power Corporation Jointly Proposed by William M. Noall, Chapter 11 Trustee; Axion Power International, Inc.; Axion Power Corporation; Robert Averill, Joseph Picirrilli, Canadian Consultants Bureau, LLC, James Smith, James Eagan, Joseph Souccar, Glenn Patterson, Igor Filipenko, Ron Bibace, Kirk Tierney and Thomas Granville (the "Confirmation Order"); and

         WHEREAS, the Plan and the Confirmation Order provide for this amendment of the Shareholders Trust on the Effective Date; and

         WHEREAS, the Trust Agreement and the Amended Trust Agreement expressly provide for amendment at any time for the purpose of modifying the terms, conditions, and provisions thereof or incorporating different terms, conditions and provisions that are not inconsistent with the intent of the parties and requested by Axion, as grantor, and Fonner, as Trustee; and

         WHEREAS, the Mega-C Liquidation Trust Agreement (the "Liquidation Trust Agreement") was executed on the Effective Date, the Liquidation Trust was created, and William Leonard was appointed as the Liquidation Trust Trustee;

         NOW, THEREFORE, in consideration thereof, the parties hereto agree as follows:

                                    ARTICLE I

                             ESTABLISHMENT OF TRUST

         1.1 CREATION AND NAME. The Second Amended Shareholders Trust is hereby created, in accordance with P. 6.4 ET SEQ. of the Plan, which supersedes, replaces and amends the Trust Agreement and the Amended Trust Agreement, and which is deemed effective on the Effective Date.

         1.2 DECLARATION OF SECOND AMENDED SHAREHOLDERS TRUST. In order to declare the terms and conditions of the Second Amended Shareholders Trust, and in consideration of the Plan and the Confirmation Order under the Bankruptcy Code, Axion, the Trustee and Chapter 11 Trustee have executed this SAT Agreement, effective on the Effective Date of the Plan, as defined therein. The Trustee on behalf of the Second Amended Shareholders Trust shall have and hold all rights, title and interest in the Trust Assets; nevertheless, under and subject to the obligations under the Plan, including the obligation to fund the Liquidation Trust, and to make disbursements for the benefit of the holders of Allowed Equity Securities of Mega-C.

         1.3 PURPOSE OF SECOND AMENDED SHAREHOLDERS TRUST. The purpose of the Second Amended Shareholders Trust is to hold and effectuate an orderly distribution of the Trust Assets in accordance with the Plan, which includes payment in full of all Allowed Unclassified Claims (including reserves for all Unclassified Claims incurred but not yet Allowed) and Allowed Claims, and the establishment of all Operating Reserves and Disputed Claims Reserves as required by the Plan to assure payment of all Claims as required by the Plan and the Confirmation Order; to distribute the Axion Settlement Shares to Axion on the Effective Date; to investigate, prosecute and/or compromise objections or other contests to Claims to cooperate in good faith with the Liquidation Trustee and Equity Securities; to pursue, litigate, settle or waive, as a successor to and representative of the Debtor's bankruptcy estate, any and all claims and causes of action that are or become part of the Second Amended Shareholders Trust; and to distribute in accordance with the Plan the Trust Assets to holders of Allowed Equity Securities of the Debtor, with no objective or authority to engage in any trade or business. In furtherance of these purposes, the Trustee shall be responsible for transferring to the Liquidation Trust sufficient Plan Funding Shares to meet the Liquidation Trust obligations as required by the Plan and establishing the appropriate reserve accounts, and to perform all obligations specified for the SAT Trustee under the Plan and this SAT Agreement. In the event of any inconsistency between the recitation of the duties and powers of the Trustee as set forth in the SAT Agreement and the Plan, the provisions of the Plan shall govern.

         1.4 ACCEPTANCE OF TRUST. The Trustee accepts the trust imposed by this SAT Agreement and agrees to observe and perform that trust, on and subject to the terms and conditions set forth in this SAT Agreement, until her successor is appointed as provided herein as required by Section 6.2 of this SAT Agreement and paragraph 6.4.2 of the Plan. Upon acceptance of appointment, the successor trustee accepts the trust imposed by this SAT Agreement and agrees to observe and perform that trust, on and subject to the terms and conditions set forth in this SAT Agreement and the Plan.



                                   ARTICLE II

                                   DEFINITIONS



         The capitalized terms used but not defined in this SAT Agreement shall have the meanings given to them in the Plan.

         2.1 AXION SETTLEMENT SHARES means the 2,127,500 shares of the Axion Stock allocated from the Shareholder Trust to Axion pursuant to the Plan, minus up to 627,500 shares required to fund the reasonably necessary fees and costs of the Shareholder Trust up to the Effective Date.

         2.2 BENEFICIARIES means those holders of Allowed Equity Securities of Mega-C who are entitled to distributions of the Trust Assets pursuant to the Plan.

         2.3 TRUST BOARD means the board that is to be created pursuant to paragraph 6.4.2 of the Plan for the purpose of selecting a successor trustee to Fonner and advising and/or directing the Trustee with respect to actions and decisions affecting the Second Amended Shareholders Trust.

         2.4 TRUST ASSETS include the following assets to be irrevocably transferred to the Second Amended Shareholders Trust:

                  (a) the balance of the Plan Funding Shares after the funding of the Liquidation Trust as provided for in paragraph 6.3 of the Plan for the benefit of the Beneficiaries; and

                  (b) any Cash, Litigation Claims or Plan Funding Shares delivered to the Liquidation Trust Trustee which remain after payment in full of all Allowed Unclassified Claims, Effective Date cash conditions and Allowed Priority Claims and Allowed General Unsecured Claims, and which shall be delivered to the Second Amended Shareholders Trust for distribution, in accordance with the Plan and P. 4.5 of the Liquidation Trust Agreement.

         2.5 TRUST EXPENSES means all reasonable costs, expenses and fees incurred or to be incurred (as estimated by the Trustee in consultation with the Trust Board) by the Trustee in the administration of duties or as contemplated pursuant to this SAT Agreement.

         2.6 TRUSTEE means Fonner and her successor, as selected by the Trust Board.



                                   ARTICLE III

                          DISTRIBUTION OF TRUST ASSETS



         3.1 DISTRIBUTION TO AXION. On the Effective Date, the Trustee shall distribute the Axion Settlement Shares to Axion.

         3.2 DISTRIBUTION TO BENEFICIARIES. Only after payment of all Allowed Unclassified Claims and Allowed Claims and the establishment of the Operating Reserves and Disputed Claims Reserves by the Liquidation Trustee and establishment of an Expense Reserve and a Disputed Interest Reserve by the Trustee, shall distributions to Beneficiaries of Plan Funding Shares be made in accordance with Articles 4, 5 6 and 8 of the Plan, in proportion to the Beneficiaries' Allowed Equity Securities in the Debtor.

         3.3 EXPENSE RESERVE. Before the Initial Distribution to Beneficiaries, as defined in the Plan and pursuant to section 3.2 of this SAT Agreement, the Trustee shall establish an expense reserve ("Expense Reserve") from the Trust Assets for the payment of all reasonable administrative expenses, debts, charges, liabilities and obligations with respect to the Second Amended Shareholders Trust, including (i) all costs and expenses, including the payment of professionals retained by the Trustee, incurred in connection with any litigation, including the Litigation Claims and the objections to Disputed Claims and Disputed Equity Securities; (ii) the Trustee's compensation as provided in this SAT Agreement; (iii) all costs, expenses and/or reserves incurred or set aside in connection with indemnifying the Trustee as provided in this SAT Agreement and/or necessary to secure appropriate insurance with respect to such obligations; (iv) all fees and expenses, including those of professionals and other agents and employees retained by the Second Amended Shareholders Trust, incurred in connection with the Trustee's duties and obligations, including fees incurred in connection with holding, collecting upon, liquidating, or otherwise disposing of the Trust Assets, all applicable taxes and all expenses of effectuating distributions hereunder and under the Plan; (v) all fees and expenses, including those of professionals and other agents and employees retained by the Trustee, incurred in connection with winding up the Second Amended Shareholders Trust, rendering accountings, and storing and disposing of books, records and files; and (vi) all reasonable fees and expenses of the Trust Board, including those of professionals and other agents and employees retained by the Trust Board, as provided in this SAT Agreement, but excluding any professionals, agent or employees retained by individual members of the Trust Board. The fees, costs and expenses of administering the Second Amended Shareholders Trust shall be satisfied in full before final distribution of the Trust Assets to the Beneficiaries.

         3.4 FUNDING THE EXPENSE RESERVE. The Expense Reserve shall be funded from time to time by the Trustee out of the Trust Assets consisting of Plan Funding Shares, the net proceeds of sale of Plan Funding Shares, or Cash received from the Liquidation Trust. Any balance remaining in the Expense Reserve after payment of all expenses, debts, charges, liabilities and obligations of the Second Amended Shareholders Trust, shall be distributed to Beneficiaries, as provided in section 3.2 of the SAT Agreement and the Plan. Any monies deposited in the Expense Reserve shall be invested in interest-bearing deposits or investments that satisfy the requirements of the Trustee's fiduciary duties, and the interest earned shall be credited to the Expense Reserve.

         3.5 INCREASE OF EXPENSE RESERVE. If at any time, the Trustee, in its sole discretion, determines that the funds in the Expense Reserve are or may become insufficient, the Trustee, in its sole discretion, may from time to time add assets to the Expense Reserve in such amount or amounts as the Trustee, in its sole discretion, determines to be necessary or advisable to satisfy all current and anticipated obligations of the Second Amended Shareholders Trust. In no event shall the Trustee be required to use personal funds or assets for such purposes.

         3.6 DISPUTED INTEREST RESERVE. If an Equity Security is disputed, the Trustee will withhold an amount of Plan Funding Shares and thereby establish a Disputed Interest Reserve, consisting of Plan Funding Shares equal to the aggregate amount of Plan Funding Shares as provided for in the Plan that would have been distributed on a Distribution Date on account of a Disputed Equity Security or as otherwise provided by the Plan or the Final Order.

         3.7 DELIVERY OF CERTIFICATES. As a condition to the distribution of Plan Funding Shares from the Second Amended Shareholders Trust, each Equity Security Holder must have an Allowed Equity Security. In addition, solely in order to facilitate the distribution of Plan Funding Shares in consideration for Allowed Equity Securities, Equity Security Holders who either attached to or claimed in their proof of Equity Security that they possess Equity Securities, shall be required to deliver their Stock Certificates to the Trustee. No distribution of Plan Funding Shares shall be made to or on behalf of any such Equity Security Holders unless and until the instrument evidencing their Equity Securities is received by the Trustee, the unavailability of such instrument is reasonably established to the satisfaction of the Trustee, or the Bankruptcy Court orders a distribution despite the lack of a certificate. In the event any Equity Security Holder seeks to establish the unavailability of a Stock Certificate, the Trustee, shall, within thirty (30) business days after receipt of the Equity Security Holder's evidence of unavailability and statement of indemnity of the Trustee and the Second Amended Shareholders Trust (i) provide the Equity Security Holder, in writing with a detailed description regarding the non-acceptance of such evidence and statement of indemnity; or (ii) deliver to the Equity Security Holder its Pro Rata share of Plan Funding Shares. Any such Equity Security Holder who fails to deliver or cause to be delivered its Stock Certificate, fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Trustee or fails to obtain a Final Order ordering a distribution despite the lack of a Stock Certificate prior to the first anniversary of the Effective Date, shall be deemed to have forfeited all rights and claims with respect to such Equity Security and shall not participate in any distribution under this SAT Agreement or the Plan, and all property in effect of such forfeited distribution, shall be distributed to Allowed Equity Security Holders as provided for in the Plan and this SAT Agreement. This delivery of Share Certificates is not an exchange for Axion stock, but simply a means to collect the cancelled Stock Certificates of the dissolved Debtor pursuant to paragraph 5.2.3 of the Plan.

         3.8 FRACTIONAL EQUITY SECURITIES. Notwithstanding any other provision of the Plan or this SAT Agreement, no payments or distributions under or pursuant to the Plan or on account of fractions of Plan Funding Shares will be made on account of Allowed Equity Securities. When any distribution of or on account of a fraction of any Plan Funding Shares to any holder of an Allowed Equity Security would otherwise be required, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole number (up or down).

         3.9 MANNER OF DISTRIBUTIONS. All distributions to Beneficiaries to be made by the Trustee from the Second Amended Shareholders Trust to its Beneficiaries shall be made by first class United States mail, with postage fully prepaid. Distributions are deemed made on the date of mailing.

         3.10 ADDRESSES FOR DISTRIBUTIONS. Distributions to holders of Allowed Equity Securities shall be made by the Trustee from the Second Amended Shareholders Trust as follows: (i) at the addresses set forth on the proofs of interest on file with the Bankruptcy Court, or at the last known address of such holders if the Debtor or Noall has been notified of a change of address; or (ii) at the addresses set forth in any written notices of address changes delivered to the Trustee. If any Beneficiary's distribution is returned as undeliverable, no further distributions to such Beneficiary shall be made unless and until the Trustee is notified by the Beneficiary of its then-current address, at which time all missed distributions shall be made to such Beneficiary. Plan Funding Shares in respect of undeliverable distributions shall be returned to the Second Amended Shareholders Trust until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the second anniversary of the Effective Date. After such date, all unclaimed Plan Funding Shares shall revert to the Second Amended Shareholders Trust and the Interest of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheate laws to the contrary. Nothing contained in the Plan or the SAT Agreement shall require the Trustee to attempt to locate any holder of an Allowed Equity Security.

         3.11 MODIFICATION OF TREATMENT. The Trustee has the right to modify the treatment of any Allowed Equity Security in any manner adverse only to the holder thereof upon the prior written consent obtained after the Effective Date of the holder of the Allowed Equity Security whose treatment is being adversely affected.



                                   ARTICLE IV

                              TRUST ADMINISTRATION

         4.1 CONSULTATION WITH THE TRUST BOARD. The Trustee shall regularly consult with the Trust Board when carrying out the purposes of the SAT Agreement and shall obtain approvals or recommendations of the Trust Board as required under this SAT Agreement.

         4.2 STATEMENTS. The Trustee shall maintain a record of the names and addresses of all Equity Security Holders as of the Record Date for purposes of mailing Distributions to them. The Trustee may rely on the name and address set forth in the proofs of Equity Security regarding Equity Security Holders as of the Record Date as being true and correct unless and until notified in writing by the holder of the Equity Security Holder.

         4.3 REPORTS. Beginning on the date that is no later than 90 days after the Effective Date, and no later than 30 days at the end of each six month period thereafter, the Trustee shall file with the Bankruptcy Court and serve on the Office of the United States Trustee, the Liquidation Trustee, and any Creditor or holder of an Equity Security who makes written request, a written report and account showing (i) the assets, liabilities, receipts and disbursements of the Second Amended Shareholders Trust at the end of the period being reported; (ii) any changes in the Trust Assets or to the allowance of Disputed Equity Security Interests which have not been previously reported;
(iii) a general description of the activities of the Second Amended Shareholders Trust; (iv) the amount and calculation of net litigation recoveries received during the period reported; (iv) the amount of compensation paid to the Trustee for the period reported; and (v) any other information as the Trustee deems appropriate for inclusion or as reasonably requested by parties to whom such reports are to be submitted. The Trustee, as in its sole discretion deems advisable, may submit similar reports for any interim period. In addition, the Trustee shall [may?] establish and maintain a web site for the Second Amended Shareholders Trust, which will contain the information set forth in this section on the status the Second Amended Shareholders Trust, a copy of the Trustee's most recent report, periodic reports from the Trust Board and any other information the Trustee, in its discretion, and the Trust Board, in its discretion, deem necessary or appropriate.

         4.4 RECORD DATE. The Record Date for determining the Beneficiaries of the Second Amended Shareholders Trust shall be the Bar Date. After the Record Date, the Trustee and the Second Amended Shareholders Trust shall have no obligation to recognize any transfer of any Equity Security Interest or the right as a Beneficiary and shall be entitled instead to recognize, and deal with, for all purposes under the Plan and this SAT Agreement, those Beneficiaries existing as of the Effective Date.

         4.5 TAX FILINGS AND NOTICES. The Trustee shall prepare and provide to, or file with, the appropriate parties such notices, tax returns and other filings, including all federal, state and local tax returns for the Shareholders Trust and the Second Amended Shareholders Trust, as may be required under the

Internal Revenue Code, the Plan, or as may be required by applicable law of other jurisdictions including, if required under applicable law, notices required to report interest or dividend income. The Trustee shall, when specifically requested by a Beneficiary in writing, provide such Beneficiary with such tax information as is reasonably necessary for the preparation by such Beneficiary of its income tax return.

         4.6 COMPLIANCE WITH SECURITIES LAWS AND COOPERATION WITH AXION. The Trustee shall file with the Securities and Exchange Commission and other applicable federal and state governmental agencies the necessary reports and other documents and take any other actions necessary to comply with United States federal or state securities laws. The Trustee shall cooperate with Axion, at Axion's expense, with respect to Axion's filings with the Securities and Exchange Commission or any other federal and state governmental agencies.

         4.7 AXION RIGHT OF FIRST REFUSAL.

Axion shall have a right of first refusal on any proposed disposition of Plan Funding Shares by the Trustee that is neither an open market resale at prevailing prices or effected in connection with an underwritten transaction involving a sale to the general public. Provided however, the Trustee shall consult with Axion from time to time regarding any anticipated disposition of Plan Funding Shares so as not to necessarily negatively affect the value of Axion shares in the public market, and at least thirty (30) days before a disposition of more than 750,000 shares of Axion stock, notify Axion in writing (the "Notice") of the Trustee's intention to dispose of more than 750,000 shares of Axion stock in one transaction (or in multiple transactions if Trustee knows or reasonably believes that the sales are to or for the benefit of a single entity or multiple affiliated entities). The date of the Notice shall be the "Notice Date." After the Notice Date, Axion may inform the Trustee that Axion shall exercise its right to acquire all or a portion of the shares which are the subject of the Notice only as follows:

(a) If the amount of shares referred to in the Notice is more than 750,000 but less than 1,000,000, Axion shall have the right to advise the Trustee in writing within five (5) days of the Notice Date of its commitment to buy all of said shares, and Axion shall conclude for cash the share purchase transaction within ten (10) days of the Notice Date.

(b) If the amount of shares referred to in the Notice is between 1,000,000 and 2,000,000, Axion shall have the right to advise the Trustee in writing within ten (10) days of the Notice Date of its commitment to buy all of said shares, and Axion shall conclude for cash the share purchase transaction within fifteen (15) days of the Notice Date.

(c) If the amount of shares referred to in the Notice is more than 2,000,000, Axion shall have the right to advise the Trustee in writing within twenty (20) days of the Notice Date of its commitment to buy all of said shares, and Axion shall conclude for cash the share purchase transaction within twenty-five
                  (25) days of the Notice Date.

With each Notice, the Trustee shall provide Axion with the Trustee's best estimate of the minimum and maximum consideration that the Trustee anticipates receiving from the proposed disposition. As the condition to the exercise by Axion of its right of first refusal, Axion agrees to pay the minimum consideration that the Trustee estimates receiving from the proposed disposition. If Axion does not timely exercise its right to purchase shares described in a particular Notice as provided herein, then it shall have no further rights to acquire the shares that are the subject of the Notice, provided however, that the Trustee concludes the proposed disposition for no less than the minimum consideration within 30 days of the last day Axion had to exercise the right of first refusal or else the Plan Funding Shares the subject of the Notice will be subject to a new right of first refusal as provided for herein. If Axion exercises its right to purchase the shares described in a particular Notice but fails to conclude the transaction within the time provided herein, the sole remedy of the Trustee shall be the right to seek damages from Axion for the difference between the exercise price and the proceeds ultimately received by Trustee from the sale of said Axion shares.

         4.8 RIGHT TO VOTE AXION SHARES. The Trustee shall proportionally have the right to vote the shares of Plan Funding Shares held by the Second Amended Shareholders Trust, whether or not held in a Disputed Equity Security Reserve, in an amount equal to the lesser of the number of shares of Axion common stock held by the Second Amended Shareholders Trust or number of shares of Axion common stock held by the Founders and their spouses and dependents on the record date for determining the identity of equity security holders entitled to vote at any meeting of Axion's equity security holders.





                                    ARTICLE V

              GENERAL POWERS, RIGHTS AND OBLIGATIONS OF THE TRUSTEE

         5.1 APPOINTMENT OF TRUSTEE. On the Effective Date, Fonner and, upon completion of the procedures described in the Plan and this SAT Agreement, her successor, shall upon approval of the Bankruptcy Court become the Trustee of the Second Amended Shareholders Trust.

         5.2 LEGAL TITLE. The Trustee shall hold legal title to the Trust
Assets.

         5.3 GENERAL POWERS. Except as otherwise provided in this SAT Agreement or the Plan, and subject to the retained jurisdiction of the Bankruptcy Court as provided in this SAT Agreement and the Plan, but without prior or further authorization, the Trustee may control and exercise authority over the Trust Assets, over the acquisition, management and disposition thereof and over the management and conduct of the business and purposes of the Second Amended Shareholders Trust, including objections to allowance of Claims and Equity Security Interests and the prosecution of any and all litigation, to the same extent as if the Trustee were the sole owner of the Trust Assets in its own right. No person dealing with the Trustee shall be obligated to inquire into the Trustee's authority in connection with the acquisition, management or disposition of Trust Assets or the business and purposes of the Second Amended Shareholders Trust.

         In addition and except as expressly limited in the SAT Agreement, the Plan or the Confirmation Order, the Trustee shall have the power to take any and all actions as are necessary or advisable to effectuate the purposes of the Second Amended Shareholders Trust, including, without limitation, the power and authority:

(i)               to accept the Trust Assets;

(ii) to distribute and withhold distribution of the Plan Funding Shares in accordance with the terms of the Plan and this SAT Agreement;

(iii) to sell, transfer or dispose of Plan Funding Shares as the Trustee, in its discretion, deems necessary to fund and satisfy the expenses of the Second Amended Shareholders Trust, including the Expense Reserve and the Disputed Interest Reserve in accordance with the Plan, upon consultation with Axion prior to any anticipated disposition of Plan Funding Shares so as not to necessarily negatively affect the value of Axion shares in the public market;

(iv) to request that Axion file such amendments to the registration statement for the Plan Funding Shares as may be necessary or desirable under the circumstances;

(v) to investigate proofs of claim and proofs of interest filed as of the Record Date and to object to or contest those proofs of claim or interest the Trustee deems should be disallowed;

(vi) to defend the interests of those holders of Equity Securities the Trustee determines should be Allowed Equity Securities;

(vii) to prosecute the Litigation Claims transferred from the Liquidation Trust and objections to Claims and Equity Security Interests;

(viii) to compromise the Litigation Claims transferred from the Liquidation Trust and objections to Equity Security Interests without notice and a hearing and without approval of the Bankruptcy Court;

(ix) to sell, convey, transfer, assign, liquidate, collect or abandon the Litigation Claims transferred from the Liquidation Trust;

(x) to engage in all acts that would constitute ordinary course of business in performing the obligations of a trustee under a trust of this type;

(xi) to establish the funds, reserves and accounts within the Second Amended Shareholders Trust as deemed by the Trustee, in its discretion, to be useful in carrying out the purposes of the Second Amended Shareholders Trust;

(xii) to sue and be sued and to participate, as a party or otherwise, in any judicial, administrative, arbitration or other proceeding;

(xiii) in accordance with this SAT Agreement, to indemnify (and to purchase insurance indemnifying) the Trustee, the Trust Board, and the employees, agents and representatives of the Trust, the Trustee and the Trust Board to the fullest extent that a corporation organized under the laws of the state of Nevada is from time to time entitled to indemnify its directors, officers, employees, agents and representatives;

(xiv) subject to approval of the Bankruptcy Court, to delegate any or all of the discretionary power and authority herein conferred at any time with respect to all or any portion of the Trust to any one or more reputable individuals or recognized institutional advisors or investment managers without liability for any action taken or omission made because of such delegations, except for such liability as provided in this SAT Agreement;

(xv) to consult with the Liquidation Trust Trustee at such time and with respect to such issues relating to the conduct of the Second Amended Shareholders Trust as the Trustee considers appropriate;

(xvi) in connection with any Distribution to a minor, to transfer and pay over all or any portion of the property to the minor, or to a guardian of the minor's property, whenever appointed, without requiring ancillary guardianship, or to the minor's parent or the person with whom the minor resides, or to any custodian under any Uniform Gifts to Minors Action or Uniform Transfer to Minors Act, without any obligations to see to the use or application of the Distributions or to make inquiry with respect to any other property available for the use of the minor, the receipt by such minor, guardian, parent, person or custodian to be a complete discharge as to such transfer or payment;

(xvii) to employ legal counsel, accountants, experts, brokers or other professionals on a contingency basis or otherwise, subject to Bankruptcy Court approval prior to the Effective Date and thereafter without Bankruptcy Court approval;

(xviii)           to exercise offsets as provided by law;

(xix) to estimate Equity Security Interests for the purposes of Distribution, as the Trustee deems advisable;

(xx) to request that Axion register the Plan Funding Shares at Axion's sole cost and expense;

(xxi) to cause any investments of Trust Assets to be registered and held in the Trustee's name, as Trustee for the Second Amended Shareholders Trust, or in the name of a nominee without increase or decrease of liability with respect thereto;

(xxii) to seek such orders, judgments, injunctions and rulings, as the Trustee deems necessary to carry out the intentions and purposes of the Second Amended Shareholders Trust and to give full effect to the provisions of the Plan;

(xxiii) consistent with the Plan, to perform any act authorized, permitted or required under any instrument, contract, agreement, claim or cause of action constituting or relating to the Trust Assets, whether in the nature of an approval, consent, demand or notice hereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this SAT Agreement;

(xxiv) to perform such other actions and undertake such other conduct as the Trustee believes is necessary to carry out the purposes and intent of the Second Amended Shareholders Trust;

(xxv) subject to the express limitations contained herein and in the Plan, the Trustee shall have, and may exercise with respect to the Trust Assets, or any part thereof, and to the administration and distribution of the Trust Assets, all powers now or hereafter conferred on trustees by the laws of the State of Nevada. The powers conferred herein in no way limit any power conferred on the Trustee by any other provision of this SAT Agreement but shall be in addition thereto; provided however, that these powers are conferred and may be exercised only and solely within the limitations and for the limited purposes imposed and expressed in the Plan and this SAT Agreement;

(xxvi) to carry out any duty or obligation imposed by the Plan or this SAT Agreement, including reporting and maintenance of a web site for the Second Amended Shareholders Trust.

(xxvii) To transfer to Axion any choses in action transferred to the Second Amended Shareholders Trust pursuant to the Settlement Agreement or the Plan.

The Trustee shall not at any time, on behalf of the Second Amended Shareholders Trust or the Beneficiaries, engage in any trade or business, and the Trustee shall not use or dispose of any part of the Trust Assets in furtherance of any trade or business. The Trustee shall not sell property to or borrow property from the Trust.

         5.4 RETENTION OF ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONALS. Subject to the approval of the Trust Board, the Trustee may retain professionals to aid in the performance of its responsibilities pursuant to the Plan and this SAT Agreement, including attorneys and accountants and such experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as are advisable to carry out the purposes of the Second Amended Shareholders Trust. Subject to the approval of the Trust Board, the Trustee may commit the Second Amended Shareholders Trust and shall pay all such persons or entities reasonable compensation from the Trust Assets for services rendered and expenses incurred.

         5.5 COMPENSATION OF TRUSTEE. The Trustee shall be paid from the Trust
Assets: (i) a base fee consisting of hourly fee of $200.00 for services rendered or such other reasonable amount as determined by the Bankruptcy Court; and (ii) reimbursement of all reasonable and necessary expenses incurred. All payments in respect of compensation and reimbursement for expenses shall be made to the Trustee without any further need for Bankruptcy Court approval.

         The reasonableness of the Trustee's fees and expenses shall include overall effective rates including the time and hourly rates charged by the Trustee's employees.

         5.6 COMPENSATION OF TRUSTEE'S EMPLOYEES AND RETAINED PROFESSIONALS. The Trustee's employees and professionals retained on behalf of the Second Amended Shareholders Trust shall be paid from the Trust Assets as follows:

                   (i) the Trustee's employees shall be paid reasonable compensation, subject to the approval of the Trust Board, on such periodic basis as the Trustee deems appropriate and approved by the Trust Board;

                  (ii) the professionals retained by the Second Amended Shareholders Trust shall submit monthly billing statements to the Trustee and the Trust Board, for review. The Trustee and the Trust Board shall have 15 days after receipt of the statements to object by serving an objection setting forth the precise nature of the objection and the amount at issue on the Trustee's professional. At the expiration of the 15 day period, the Trustee shall promptly pay that portion of the monthly billing statements to which no objection has been made. The parties shall attempt to consensually resolve objections, if any, to any monthly statement. If the parties are unable to reach a consensual resolution of any such objection, the party who received an objection to its fees may seek payment of such fees by filing a motion with the Bankruptcy Court and providing notice to the Trustee and the Trust Board. Any professional who fails to submit a monthly statement shall be ineligible to receive further payment of fees and expenses as provided in this SAT Agreement until the monthly statement is submitted.

         5.7 STANDARD OF CARE; EXCULPATION. The Trustee accepts and undertakes to discharge the Second Amended Shareholders Trust upon the terms and conditions of this SAT Agreement and the Plan. The Trustee shall exercise those rights and powers granted by this SAT Agreement and the Plan. The Trustee shall use the same degree of care and skill in the exercise of the Trustee's powers and responsibilities as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Neither the Trustee, nor any of the Trustee's officers, directors, employees, agents or professionals, shall be liable to any Beneficiary or the Second Amended Shareholders Trust or to any other third party other than for proven acts of gross negligence or willful misconduct in the exercise or performance of duties under this SAT Agreement and the Plan, or in the case of the Trustee's officers, directors, employees, agents or professionals proven acts of gross negligence or willful misconduct in the exercise or performance of its duties on behalf of the Trustee or the Trust. The Trustee may consult with and rely on the advice of legal counsel and such other experts, advisors, consultants, or other professionals and shall be fully protected in respect of any action taken or suffered by the Trustee in good faith in accordance with such advice.

         5.8 BOND REQUIREMENT; EXERCISE OF POWERS. The Trustee shall not be required to furnish a bond to secure the performance of the Trustee's duties and obligations. Except as otherwise expressly provided in this SAT Agreement, Plan or Confirmation Order, the Trustee shall not be required to procure authorization from the Bankruptcy Court in the exercise of any power conferred upon the Trustee by this SAT Agreement.

         5.9. TRANSFEREE LIABILITIES. If any liability shall be asserted against the Second Amended Shareholders Trust or the Trustee as the transferee of the Trust Assets, on account of any claimed liability of or through the Debtor or the Beneficiaries, the Trustee may use such part of the Trust Assets as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustee in its discretion. In no event shall the Trustee be required to use the Trustee's personal funds or assets for such purposes.

         5.10. INDEMNIFICATION. The Trustee, any of its officers, directors, employees, agents, and professionals, and any professionals or independent contractors of the Second Amended Shareholders Trust (collectively, the

"Indemnified Parties"), shall be indemnified by and receive reimbursement from the Second Amended Shareholders Trust against and from any and all loss, liability or damage, including payment of attorneys' fees and other defense costs, which the Trustee or the other Indemnified Parties may incur or sustain other than as a result of proven acts of gross negligence or willful misconduct in the exercise or performance of its duties under this SAT Agreement and under the Plan. The Trustee may reserve from Trust Assets a reasonable amount for purposes of funding any future indemnification liability and costs. The Trustee may purchase with assets of the Trust, such insurance as it reasonably believes, in the exercise of its judgment and discretion, adequately insures that the Trustee and the other Indemnified Parties shall be indemnified against any such loss, liability or damage pursuant to this Section. Expenses (including attorneys' fees) and other costs of the Trustee and the other Indemnified Parties' defense (unless resulting from the applicable Indemnified Party's gross negligence or willful misconduct) shall be paid by the Second Amended Shareholders Trust. The terms of this section shall continue to apply to any former Indemnified Party. The expenses Indemnified Parties incurred in defending an action or proceeding shall be paid by the Second Amended Shareholders Trust as incurred and in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of Indemnified Party to repay the amount if it is ultimately determined by the Bankruptcy Court that the Indemnified Party is not entitled to be indemnified by the Trust. The provisions of this Section do not affect any rights to advancement of expenses that Indemnified Parties may be entitled under any contract or otherwise.

         5.11. NO IMPLIED DUTIES. The Trustee shall not manage, control, use, sell, dispose, collect or otherwise deal with the Second Amended Shareholders Trust or the Trust Assets or otherwise take any action hereunder except as expressly provided herein, and no implied duties or obligations shall be read into this SAT Agreement against the Trustee. The Trustee nevertheless agrees that it will promptly take such actions as may be necessary to duly discharge any liens or encumbrances on the Trust Assets, or any portion thereof which result from claims against the Trustee not related to (i) the ownership or administration of the Trust Assets, (ii) any other transaction pursuant to this SAT Agreement, or (iii) any document included in the Trust Assets.

         5.12 NO PERSONAL LIABILITY. Persons dealing with the Second Amended Shareholders Trust shall look solely to the Second Amended Shareholders Trust or the Trust Assets for the enforcement of any claims against the Second Amended Shareholders Trust or to satisfy any liability incurred by the Trustee to such persons in carrying out the terms of this Trust, and neither the Trustee, nor any of its officers, directors, employees, agents, professionals or independent contractors of the Trustee or the Trust, shall have any personal liability or individual obligation to satisfy any such liability.

         5.13. BANKRUPTCY COURT APPROVAL. The Trustee and/or the Trust Board shall have, in either's sole discretion, the right to seek approval of the Bankruptcy Court for any proposed transaction.

         5.14. RELIANCE BY TRUSTEE. The Trustee may rely, and shall be fully protected personally in acting upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other instrument or document that it has no reason to believe to be other than genuine and to have been signed or presented other than by a proper party or parties or, in the case of facsimile transmissions, to have been sent other than by the proper part or parties, in each case without obligation to satisfy itself that the same was given in good faith and without responsibility for errors in delivery, transmission or receipt. In the absence of its bad faith, willful misconduct, gross negligence, willful disregard of its duties or material breach of this SAT Agreement, the Trustee may rely as to the truth of statements and correctness of the facts and opinions expressed therein and shall be fully protected personally in acting thereon. The Trustee may consult with legal counsel and shall be fully protected in response of any action taken or suffered by it in accordance with the written opinion of legal counsel. Except as otherwise required by the Plan, the Trustee may at any time seek instructions from the Bankruptcy Court concerning any aspect of administration of the Second Amended Shareholders Trust or disposition of the Trust Assets, including but not limited to establishing the Expense Reserve, Disputed Interest Reserve, and making Distributions.

                                   ARTICLE VI

                                 THE TRUST BOARD


         6.1 ESTABLISHMENT OF TRUST BOARD. On the Effective Date, the Trust Board shall be established, using the procedure described in the Plan. Prior to appointment, the members of the Trust Board shall disclose to the Bankruptcy Court, Trustee and all other members of the Trust Board any and all Claims or Equity Securities held, owned or asserted by that member personally, by any relative or other entity with which they are employed, associated or affiliated, and whether any Claim or Equity Security Interest that is held by them personally, by any relative or other entity with which they are employed, associated or affiliated, has been sold, transferred or otherwise assigned, disposed of or satisfied by any entity other than the Liquidation Trust or the Second Amended Shareholders Trust.

         6.2 GENERAL POWERS. The Trust Board shall have the power to take any and all actions as are necessary or advisable to effectuate the purposes of the Second Amended Shareholders Trust, including, without limitation, the power and authority:

         (i) as soon as practicable but in no event later than 30 days after the Effective Date, to select the successor Trustee to Fonner, based on a majority vote of the members of the Trust Board to be approved by the Bankruptcy Court upon motion brought by the Trust Board as provided for in section 6.7 below;

         (ii) to remove the Trustee as provided in this Article;

         (iii) in the event of death, dissolution, resignation or removal of the Trustee, to select a replacement Trustee as provided in this Article;

         (iv) to make recommendations to, advise and consult with the Trustee;

         (v) to regularly communicate the status of the Second Amended Shareholders Trust to the holders of Equity Securities;

         (vi) to take any and all actions not inconsistent with this SAT Agreement and the Plan that further, promote and advance the purposes of the Second Amended Shareholders Trust and on matters arising in the administration and disposition of Trust Assets and to seek a Bankruptcy Court ruling or intervention in this regard

         6.3 COMPOSITION; REPLACEMENT. The Trust Board shall consist of five members who are Equity Security Holders. In the case of inability to serve or unwillingness of any member of the Trust Board to serve, such member shall be replaced by designation and majority vote of the remaining members of the Trust Board upon consultation with the Trustee. The Trust Board or the Trustee, may, in their discretion, seek Bankruptcy Court approval upon written motion by a majority of the members of the Trust Board or the Trustee and upon notice and a hearing to the Trustee, the Liquidation Trustee and all Equity Security Holders whose interests have not yet been disallowed.

         6.4 BY-LAWS. The Trust Board may govern its proceedings through the adoption of by-laws, which the Trust Board may adopt by majority vote. No provision of such by-laws shall supersede any express provision of the Plan or this SAT Agreement.

         6.5 ADVICE AND DIRECTION TO THE TRUSTEE. The Trust Board shall provide advice, instruction and direction on matters arising in the administration and the disposition and distribution of Trust Assets and the purposes of the Second Amended Shareholders Trust.

         6.6 RESIGNATION AND REMOVAL OF TRUSTEE. Fonner shall serve as Trustee until a successor Trustee is chosen by the Trust Board as provided for in section 6.2 above and approved by the Bankruptcy Court. Any successor Trustee may resign by giving written notice of its resignation to the Trust Board, the Bankruptcy Court and the Liquidation Trustee. Unless the Bankruptcy Court orders otherwise, (i) such resignation shall become effective on the date a successor is appointed as provided herein; and (ii) the Trustee shall be entitled to compensation in accordance with the SAT Agreement through the effective date of the Trustee's resignation. Unless the Bankruptcy Court orders otherwise, within fifteen (15) days of giving such notice of resignation, the Trustee shall serve a formal final accounting upon the Bankruptcy Court and, upon the effective date of such resignation, the Trustee shall be discharged from the performance of any further duties, except as provided herein. If the Trustee at any time resigns or is removed, or dies or becomes incapable of action, or is a debtor under the Bankruptcy Code or is adjudged to be insolvent, a vacancy shall be deemed to exist and a successor Trustee shall be appointed as provided herein. The Trustee Governing Board may, upon supermajority vote, remove the Trustee for cause, including but not limited to breach of any obligation imposed by this SAT Agreement. If the requisite approval is not obtained, the Trustee may be removed by order of the Bankruptcy Court for cause shown upon written motion by any member of the Trust Board and upon notice and a hearing to the Trustee, the Liquidation Trustee and all Equity Security Holders whose interests have not yet been disallowed.

         6.7 APPOINTMENT OF SUCCESSOR TRUSTEE. In the event of the death (in the case of a Trustee that is a natural person), dissolution (in the case of a

Trustee that is not a natural person), resignation, or removal of the Trustee, the members of the Trust Board shall, by majority vote, designate a person to serve as successor Trustee, subject to Bankruptcy Court approval upon written motion by the Trust Board and upon notice and a hearing to the Trustee, the Liquidation Trustee and all Equity Security Holders whose interests have not yet been disallowed. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Bankruptcy Court and to the predecessor Trustee an instrument accepting the appointment, and thereupon the successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee.

         6.8 COMPENSATION. Each member of the Trust Board shall be entitled to compensation of $100.00 per hour for the time expended by the member in carrying out the member's duties, and to reimbursement of the member's reasonable and necessary expenses. The compensation and reimbursement of expenses of the Trust Board members shall be paid out of Trust Assets. Each member of the Trust Board shall serve upon the Trustee a monthly statement of hours spent and expenses incurred in carrying out the member's duties. Upon review of the propriety of the amounts sought and consensual resolution of any disputes as to the amounts sought, the Trustee shall promptly pay 100 percent of the monthly statement. If a member of the Trust Board fails to submit a monthly statement, the member shall be ineligible to receive payment of fees and expenses as provided herein for such month.

         6.9 STANDARD OF CARE; EXCULPATION. Neither the Trust Board nor any of its members, designees, counsel, financial advisors or any duly designated agent or representative of any such party shall be liable for the act, default or misconduct of any other member of the Trust Board, nor shall any member be liable for anything other than such member's own gross negligence or willful misconduct. The Trust Board may, in connection with the performance of its duties, consult with the Trustee's counsel, accountants or other professionals, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Trust Board determines not to consult with counsel, accountants or other professionals, it shall not be deemed to impose any liability on the Trust Board or its members.

         6.10 TERMINATION OF THE TRUST BOARD. Upon the certification by the Trustee that all Trust Assets have been distributed, abandoned or otherwise dispose of, the members of the Trust Board shall resign their positions, whereon they shall be discharged from further duties and responsibilities and the Trust Board will be dissolved.



                                   ARTICLE VII

                       COORDINATION WITH LIQUIDATION TRUST

         7.1 OBJECTIONS TO CLAIMS AND INTERESTS. The Second Amended Shareholders Trust shall be entitled to pursue objections to Claims and Interests. The Trustee and the Liquidation Trustee may, but are under no obligation to, enter into arrangements for the joint prosecution of their respective claims, the sharing of litigation costs and/or recoveries and any other arrangements that are mutually acceptable to each such party. Neither the Liquidation Trust nor the Second Amended Shareholders Trust shall have the right to release any party on behalf of the other except by Final Order of the Bankruptcy Court.

         7.2 COORDINATION OF POUROVER. The Trustee will coordinate with the Liquidation Trustee for the pourover of Trust Assets from the Liquidation Trust, including Litigation Claims. The Trustee and the Liquidation Trustee may, but are under no obligation to, enter into arrangements for the joint prosecution or coordination of transfer of the Litigation Claims, the sharing of litigation costs and/or recoveries and any other arrangements that are mutually acceptable to each such party. Neither the Liquidation Trust nor the Second Amended Shareholders Trust shall have the right to release any party on behalf of the other except by Final Order of the Bankruptcy Court.



                                  ARTICLE VIII

                            RETENTION OF JURISDICTION

         8.1 RETENTION OF JURISDICTION. Pursuant to the Plan and Confirmation Order, the Bankruptcy Court shall retain jurisdiction to hear and determine all matters arising out of, and related to Litigation Claims, objections to Claims and Interests, and any other claims or causes of action that are Trust Assets; and any disputes arising in connection with the interpretation, implementation or enforcement of the Trust.

         8.2 EXCLUSIVE JURISDICTION. The Bankruptcy Court shall have exclusive jurisdiction over the Second Amended Shareholders Trust, the Trust Assets, and resolution of any and all disputes, litigation and claims objections, whether or not specifically delineated in this SAT Agreement.



                                   ARTICLE IX

                             RIGHTS OF BENEFICIARIES

         The interests of the Beneficiaries (the "Beneficial Interests") shall not be represented by any certificates and shall be evidenced only by this SAT Agreement. Beneficial Interests may not be transferred or assigned except by will or the laws of intestacy. Beneficiaries shall have no title to, right to, possession of, management of, or control of the Second Amended Shareholders Trust or the Trust Assets. The Beneficiaries' sole right hereunder shall be the contingent right to receive a Pro Rata share of the Trust Assets as provided for in the Plan and Confirmation Order, payable as provided herein. Each Beneficiary shall take and hold its Beneficial Interest subject to all the terms and provisions of this SAT Agreement, the Plan and the Confirmation Order. The interest of a Beneficiary is hereby declared and shall be in all respects personal property. Upon the death of an individual who is a Beneficiary, his or her interest shall pass as personal property to his or her legal representative and such death shall not terminate or affect the validity of this SAT Agreement or the Second Amended Shareholders Trust. Upon the merger, consolidation or other similar transaction involving a Beneficiary that is not an individual, such Beneficiary's interest shall be transferred by operation of law and such transaction shall not terminate or affect the validity of this SAT Agreement or the Trust. No widower, widow, heir or devisee of any individual who may be a Beneficiary and no bankruptcy trustee, receiver or similar person of any Beneficiary shall have any right, statutory or otherwise (including any right of dower, homestead or inheritance, or of partition, as applicable), in any property whatever forming a part of the Second Amended Shareholders Trust or the Trust Assets, but the whole title to the Second Amended Shareholders Trust and the Trust Assets shall be vested in the Trustee, and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this SAT Agreement and the Plan.



                                    ARTICLE X

                                   TERMINATION

         10.1 DURATION. After distribution of the Trust Assets delivered to Second Amended Shareholders Trust, the Second Amended Shareholders Trust shall be dissolved and its affairs terminated.

         10.2 IRREVOCABILITY OF SECOND AMENDED SHAREHOLDERS TRUST. The Second Amended Shareholders Trust is irrevocable except as expressly provided for in this Trust Agreement or the Plan, and may be amended upon the fulfillment of the following three conditions: (i) majority vote of the Trust Board, (ii) the consent of the Trustee and (iii) upon approval by the Bankruptcy Court on motion filed by the Trust Board or the Trustee, after a hearing on notice to the Trust Board, the Trustee and the holders of Equity Securities whose interests have not been disallowed.

         10.3 CONTINUANCE OF SECOND AMENDED SHAREHOLDERS TRUST FOR WINDING UP. After the termination of the Second Amended Shareholders Trust and for the purpose of liquidating and winding up the affairs of the Second Amended Shareholders Trust, the Trustee shall continue to act in such capacity until all applicable duties under the Plan and this SAT Agreement have been fully performed. Upon distribution of all of the Trust Assets, the Trustee shall hold the books, records and files delivered to or created by the Trustee for a period of two years from the date of the Final Distribution. The Second Amended Shareholders Trust shall pay all costs and expenses associated with the storage of such documents. Except as otherwise specifically provided herein, upon the Final Distribution of all of the Trust Assets, the Trustee shall have no further duties or obligations hereunder except (i) to account and report as provided in this section; and (ii) to perform such other acts as may be required by law or as set forth in the Plan.

         10.4 ACCOUNTING. Upon termination of the Second Amended Shareholders Trust, the Trustee shall file an accounting with the Bankruptcy Court setting forth the amount it has collected and disbursed, and the fees and expenses incurred in administering the Second Amended Shareholders Trust, including, without limitation, the fees and expenses incurred by the Trustee and the Trustee's professionals, if any, and shall seek the issuance and entry of any orders necessary to approve such accounting and to discharge the Trustee from any and all liability for acting as Trustee under the Plan and this SAT Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 FILING AND INSPECTION OF DOCUMENTS. This SAT Agreement shall be filed or recorded in the office of the Secretary of State of the State of Nevada, or in such other office or offices as the Trustee may determine to be necessary or desirable. The Trustee shall file or record any instrument that relates to any change in the office of Trustee in the same place or places where the original Trust Agreement has been filed or recorded. A copy of this Trust Agreement and all amendments thereto shall be maintained by the Trustee and shall be available at all times for inspection during regular business hours upon reasonable notice by any Beneficiary.

         11.2 NO ASSOCIATION, PARTNERSHIP OR JOINT VENTURE. This SAT Agreement is not intended to create and shall not be interpreted AS creating an association, partnership or joint venture of any kind.

         11.3 REQUIREMENT OF UNDERTAKING. The Trustee may request any Bankruptcy Court to require, and any Bankruptcy Court may in its discretion require, in any suit for the enforcement of any right or remedy herein, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party in such suit of an undertaking to pay the costs of such suit and such Bankruptcy Court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party in such suit, having due regard to the merits and good faith of the claims or defenses made by such party; PROVIDED, HOWEVER, that the provisions of this paragraph 11.3 shall not apply to any suit by the Trustee.

         11.4 LAWS AS TO CONSTRUCTION. This SAT Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to choice of law, except to the extent those laws confer jurisdiction over the Second Amended Shareholders Trust in any court other than the Bankruptcy Court.

         11.5 JURISDICTION. The Bankruptcy Court shall have sole and exclusive jurisdiction to enforce this SAT Agreement in order to effectuate the provisions of the Plan and to resolve any dispute that may arise among the parties or which may arise in connection with the administration of the Trust, specifically including any action that may be brought against the Trustee for any reason related to the Second Amended Shareholders Trust.

         11.6 SEVERABILITY. In the event any provision of this SAT Agreement or its application to any person or circumstance shall be finally determined by the Bankruptcy Court to be invalid or unenforceable to any extent, the remainder of this SAT Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or enforceable, shall not be affected thereby, and each provision of this SAT Agreement shall be valid and enforced to the fullest extent permitted by law.

         11.7  NOTICES.

         (i) Any notice or other communication by the Second Amended Shareholders Trust to the Beneficiaries shall be deemed to have been sufficiently given, for all purposes, if given by being deposited, postage prepaid, in an official depository of the United States Postal Service addressed to such parties at their respective addresses as determined in accordance with this SAT Agreement.

         (ii) All notices, requests, consents or other communications to the Second Amended Shareholders Trust required or permitted under this SAT Agreement shall be in writing (including facsimile or other similar telecommunication media) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated or mailed by registered, certified or overnight mail (postage prepaid), return receipt requested, to the Trustee, __________________, facsimile ___________, with a copy to
________________, Esq., or to such other address as the Trustee or any successor Trustee may designate by notice to the Beneficiaries; and to the Trust Board by delivery to each member at the address designated by that member in writing.

         (iii) All notices, requests, consents or other communications by the Trustee required or permitted under the SAT Agreement shall be in writing and shall be sent first-class mail postage prepaid, overnight mail or facsimile, as the Trustee or any successor Trustee may determine.

         (iv) Each notice, request, consent or other communication described herein shall be deemed delivered (i) on the date delivered if by personal delivery, (ii) on the date telecommunicated with confirmed answer back if telecommunicated, (iii) on the date upon which the return receipt is signed or delivery is refused, as the case may be, if mailed, or (iv) upon mailing.

         11.8 INSTRUCTIONS FROM BANKRUPTCY COURT. The Trustee may, in its sole discretion, apply to the Bankruptcy Court for instructions in connection with any issue which may arise in the administration of the Second Amended Shareholders Trust, for an order approving the settlement or compromise of any claim asserted by, or judgment in favor of, the Second Amended Shareholders Trust or to settle judicially the final account of Trustee upon its resignation or removal or upon the termination of this Trust.

         11.9 NO SUITS BY INTEREST HOLDERS. No Interest Holder shall have any right by virtue of any provision of this SAT Agreement to institute any action or proceeding in law or in equity against any party other than the Trustee on or under or with respect to the Trust Assets.


IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed as of the day and year first written.

MEGA-C POWER CORPORATION,                       AXION POWER INTERNATIONAL, INC.,
a Nevada corporation,                           a Delaware corporation,


By:     /S/ WILLIAM M. NOALL                    By:      /S/ THOMAS GRANVILLE
   -----------------------------------------        -------------------------
   WILLIAM M. NOALL, ESQ. in his capacity as          Name:   Thomas Granville
   CHAPTER 11 TRUSTEE                                 Title:  Chief Executive
                                                       Officer



SALLY FONNER, Trustee of the Trust for the Benefit of WILLIAM LEONARD, Trustee of the Mega-C Liquidation the Shareholders of Mega-C Power Corporation, Trust


By:      /S/ SALLY FONNER                            By:   /S/ WILLIAM LEONARD
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         SALLY FONNER                                     WILLIAM LEONARD